UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

7250 Redwood Blvd., Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,	(415) 893-8000
including area code:

101 Rowland Way, Suite 110, Novato, CA	94945
(Former Name or Former Address, if	(Zip Code)
Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement

On June 1, 2010, Sonic Solutions (“Sonic Solutions”) and DivX, Inc. (“DivX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which DivX and Sonic will combine their businesses through the merger of DivX with a newly formed, wholly owned subsidiary of Sonic Solutions (the “Merger”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any stockholder, each share of DivX common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.514 shares of Sonic Solutions common stock and $3.75 in cash.

The Merger Agreement contains customary representations, warranties and covenants of Sonic Solutions and DivX including, among others, covenants (1) to use commercially reasonable efforts to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (2) not to engage in specified types of transactions during such period, and (3) in DixX’s case, not to solicit proposals relating to alternative business combination transactions or, subject to specified exceptions, enter into discussions or provide confidential information in connection with proposals for alternative business combination transactions.

Sonic Solutions’ and DivX’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (1) requisite approvals of the stockholders of Sonic Solutions and DivX, (2) the absence of any law or order prohibiting the consummation of the Merger, (3) the declaration by the U.S. Securities and Exchange Commission (the “SEC”) of the effectiveness of the registration statement relating to the shares of Sonic Solutions common stock to be issued to DivX stockholders pursuant to the Merger Agreement, (4) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (5) the absence of any material adverse effect with respect to either party during the interim period between the execution of the Merger Agreement and consummation of the Merger.

In addition, each party’s obligation to consummate the Merger is subject to other specified customary conditions, including (1) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification, and (2) material compliance by the other party with its covenants.

The board of directors of Sonic Solutions and DivX have each unanimously approved the Merger and the Merger Agreement and adopted resolutions recommending the requisite stockholder approval for consummation of the Merger. Each of Sonic Solutions and DivX has agreed to hold a stockholders’ meeting to submit these matters to its stockholders for their consideration.

The Merger Agreement provides each of Sonic Solutions and DivX with specified termination rights. If the Merger Agreement is terminated under circumstances specified in the Merger Agreement, DivX will be required to pay Sonic Solutions a termination fee of $8.35 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations and warranties that Sonic Solutions and DivX made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between Sonic Solutions and DivX and may be subject to important qualifications and limitations agreed to by Sonic Solutions and DivX in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between Sonic Solutions and DivX rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Stockholder Voting Agreements

In connection with the execution of the Merger Agreement, Sonic Solutions entered into Stockholder Voting Agreements with each of DivX’s directors and executive officers (the “DivX Stockholder Voting Agreements”), pursuant to which, among other things, each such director and officer (1) agreed to vote his or her shares of DivX common stock in favor of approval of the Merger and adoption of the Merger Agreement and against the approval or adoption of any alternative business combination transactions at each meeting of DivX’s stockholders during the period prior to the expiration of the DivX Stockholder Voting Agreement, (2) granted to Sonic Solutions a proxy to vote his or her shares of DivX common stock in favor of approval of the Merger and adoption of the Merger Agreement at each meeting of DivX’s stockholders prior to the expiration of the DivX Stockholder Voting Agreement, (3) agreed not to solicit proposals relating to alternative business combination transactions or, subject to specified exceptions, enter into discussions or provide confidential information in connection with proposals for alternative business combination transactions, and (4) subject to specified exceptions, agreed not to transfer his or her shares of DivX common stock prior to the expiration of the DivX Stockholder Voting Agreement. Each of Sonic Solutions’ directors and executive officers entered into Stockholder Voting Agreements with DivX (the “Sonic Solutions Stockholder Voting Agreements”) containing terms that are similar to the terms of the DivX Stockholder Voting Agreements with respect to his or her shares of Sonic Solutions common stock.

The foregoing description of the DivX Stockholder Voting Agreements and the Sonic Solutions Stockholder Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of DivX Stockholder Voting Agreement, which is filed as Exhibit 10.1 hereto, and to the form of Sonic Solutions Stockholder Voting Agreement, which is filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Additional Information About the Proposed Transaction and Where You Can Find It

This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Sonic Solutions, and it is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”) with respect to the transaction. When such documents are filed with the SEC, investors will be urged to thoroughly review and consider them because they will contain important information. Any such documents, once filed, will be available free of charge at the SEC's website (www.sec.gov) and from Sonic Solutions and its corporate website (www.sonic.com) or DivX and its corporate website (www.divx.com).

Sonic Solutions, DivX and their respective directors, executive officers and other members of their management may be deemed to be soliciting proxies from shareholders of Sonic Solutions or DivX in favor of the merger.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of these shareholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the directors and executive officers of Sonic Solutions may be found in its definitive proxy statement filed with the SEC on October 1, 2009.  Information about the directors and executive officers of DivX may be found in its definitive proxy statement filed with the SEC on April 20, 2010. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to either Sonic Solutions or DivX.

Item 8.01            Other Events.

On June 2, 2010, Sonic Solutions and DivX issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01            Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit	Description

1.1	Agreement and Plan of Merger dated June 1, 2010

10.1	Form of DivX Stockholder Voting Agreement

10.2	Form of Sonic Solutions Stockholder Voting Agreement

99.1	Press Release dated June 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 2, 2010

SONIC SOLUTIONS

By:	/s/ Paul F. Norris

Name: Paul F. Norris Title: Executive Vice President, Chief Financial Officer and General Counsel (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

1.1	Agreement and Plan of Merger dated June 1, 2010

10.1	Form of DivX Stockholder Voting Agreement

10.2	Form of Sonic Solutions Stockholder Voting Agreement

99.1	Press Release dated June 2, 2010